UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2021

Lumen Technologies, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether any registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Matters

On October 19, 2021, Lumen Technologies, Inc. (“Lumen”), as sponsor of the Lumen Combined Pension Plan (“Plan”), along with the Plan’s independent fiduciary, entered into an agreement committing the Plan to use a portion of its assets to purchase an annuity from an insurance company (“the Insurer”) to transfer approximately $1.4 billion of the Plan’s pension liabilities. This agreement will irrevocably transfer to the Insurer future Plan benefit obligations for approximately 22,600 U.S. Lumen participants in payment (“Transferred Participants”) effective on December 31, 2021 (“Effective Date”), and Lumen will have no financial responsibility for the Transferred Participants’ benefits on or after the Effective Date. This annuity “lift-out” transaction will be funded entirely by existing Plan assets. The lift-out, and other Plan transactions, will result in an estimated $350 million noncash settlement charge in the fourth quarter of 2021 dependent upon the completion of the annuity transaction discussed above and the amount of lump sum pension payments made in the fourth quarter and is not expected to materially change the Plan’s funded status nor expected required contributions.

The Insurer is committed to assume responsibility for administrative and customer service support, including distribution of payments to the Transferred Participants. Transferred Participants’ benefits are not being reduced as a result of this lift-out transaction.

The foregoing description of the above-referenced agreement does not purport to be complete and is qualified in its entirety by the provisions of such agreement.

Forward Looking Statements

Except for the historical and factual information contained herein, the matters set forth in this Current Report on Form 8-K, including statements regarding the timing, scope, financial terms and arrangements, and benefits of the proposed transaction, and other statements identified by words such as “will,” “estimates,” “expects,” “projects,” “plans,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to, changes in the assumptions we use to determine the accounting impact of the above-described transaction. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Unless legally required, the Company undertakes no obligation and expressly disclaims any such obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: October 29, 2021	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

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